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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        FIDELITY NATIONAL FINANCIAL, INC.

        (Pursuant to Section 242 of the Delaware General Corporation Law)

         FIDELITY NATIONAL FINANCIAL, INC., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), does hereby certify:

         FIRST: That in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment. The resolution setting forth the proposed amendment is as follows:

         "RESOLVED, that Article FOURTH, paragraph (a) of the Certificate of Incorporation of the Corporation be amended to read, in its entirety, as follows:

                  (a) General. The aggregate number of shares which the
              Corporation is authorized to issue is 103,000,000 shares, of which 3,000,000 shall be shares of preferred stock, $.0001 par value per share (the "Preferred Stock") and 100,000,000 shall be shares of common stock, $.0001 par value per share (the "Common Stock")."

         SECOND: That thereafter, pursuant to a resolution of its Board of Directors, a special meeting of the stockholders entitled to vote thereon was held to consider and vote upon the proposed amendment, at which meeting the necessary number of shares were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, FIDELITY NATIONAL FINANCIAL, INC. has caused this Certificate of Amendment to be signed by its duly authorized officer, this ____ day of ________, 2000.

                                              FIDELITY NATIONAL FINANCIAL, INC.,
                                              a Delaware corporation


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title: